Exhibit 10.16

REPLACEMENT CONSULTANT
STOCK OPTION AGREEMENT

This Agreement dated September 26, 2006 amends and replaces the Consultant Stock Option Agreements dated March 1, 2006 and March 20, 2006, between PURE Bioscience, a California corporation (“PURE”) and Tommy G. Thompson (“Consultant”).

WHEREAS, Consultant has been retained to provide certain services to PURE pursuant to the Consulting Agreement dated December 1, 2005 (the “Agreement”), and the Addendum thereto dated March 1, 2006 (the “Agreement”); and

WHEREAS, pursuant the March 1, 2006 Consultant Stock Option Agreement, PURE had granted to Consultant the right and Option to acquire 300,000 unregistered shares of PURE’s Common Stock (the “Original Option Grant”); and

WHEREAS, pursuant the March 20, 2006 Consultant Stock Option Agreement, PURE had granted to Consultant the right and Option to acquire an additional 300,000 unregistered shares of PURE’s Common Stock (the “Additional Option Grant”) and

WHEREAS, as of September 11, 2006, PURE has consented to the transfer of a 400,000 share portion of an Option from D. Michael Sitton to Consultant;

NOW, THEREFORE, in consideration of the premises it is agreed as follows:

1.     GRANT OF OPTION. PURE hereby grants to Consultant the right and Option to acquire one million (1,000,000) shares of PURE’s Common Stock to be exercised in the manner and subject to the conditions hereinafter provided. This option replaces the options granted pursuant the March 1, 2006 and March 20, 2006 Consultant Stock Option Agreements.

2.     VESTING PERIOD, PRICING AND TIME OF EXERCISE OF OPTION. This Option vests over two years as follows:

Vesting Date	6/01/06	12/01/06	06/01/07	12/01/07	6/01/08	12/01/08
Exercise Price	$1.00	$1.50	$1.75	$2.00	$2.50	$2.75
Amount Vested	161,100	161,100	177,800	177,800	161,100	161,100

The vesting period commences on the date of Grant, with any vested portion not exercised to be carried over for exercise in subsequent years until the earlier of either termination of the Amended Consulting Agreement or December 31 , 2008, at which time any unexercised portion hereof shall expire.

3.     METHOD OF EXERCISE. This Option may be exercised by Consultant giving written notice in the form attached hereto as Exhibit A to PURE at its principal place of business or to its legal counsel, accompanied by a check in payment of the purchase price for the Stock as to which the Option is being exercised. PURE shall make prompt delivery of such Stock, provided that if any law or regulation requires PURE to take any action with respect to the Stock as to which the Option is being exercised, the date of delivery of such Stock shall be extended for the period necessary to take such action.

4.     TERMINATION OF OPTION. Except as otherwise stated herein, the Option hereby granted, to the extent not previously exercised, shall terminate either upon early termination of the December 1, 2005 Consulting Agreement as per Section 3 of the Consulting Agreement, or upon expiration of the Option on December 31, 2008, whichever occurs first.

5.     RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued common shares of PURE shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or by any similar occurrence, the number of shares subject to this Option and the purchase price to be paid for such shares shall be proportionately adjusted.

6.     RIGHTS PRIOR TO EXERCISE OF OPTION. The Option hereby granted is non-transferable by Consultant except to immediate family members or an entity beneficially owned by the Consultant or his immediate family members for the purposes of estate planning. Assignment of the Option shall be in the form attached hereto as Exhibit B. During the term of the Option, the Options hereby granted shall be exercisable only by the Consultant or his permissible Assignees. Consultant or his Assignees shall have no rights as a shareholder in the shares of Stock purchasable pursuant to Options hereunder until payment of the purchase price and delivery.

7.     RIGHTS FOLLOWING EXERCISE OF OPTION. Subject to Paragraph 8 below, ownership rights in the common stock shall vest with the Consultant upon exercise of the Option, in whole or in part.

8.     RESTRICTED TRANSFERABILITY OF STOCK. Any sale or transfer of the Stock purchased pursuant to this Option must be in accordance with applicable federal and state securities laws. Upon written notice to the Consultant, PURE may from time to time issue a stop transfer instruction preventing transfer of any certificate issue to the Consultant until such time that PURE may make proper pubic disclosure of material, non-public information disclosed to the Consultant but in no event shall such stop transfer instruction be greater than ninety (90) days.

9.     REQUIRED FILINGS. A Consultant to whom an Option is granted hereby is required to file appropriate reports with the Securities and Exchange Commission and the Internal Revenue Service. As a condition of the receipt of this Option, Consultant agrees to make necessary filings with the Securities and Exchange Commission and the Internal Revenue Service. PURE shall assist and cooperate with the Consultant by providing the necessary information required for compliance of this condition.

10.     BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed as first hereinabove set forth.

PURE Bioscience

By:    /s/ Michael L. Krall                       /s/ Dennis Atchley

Michael L. Krall, President/CEO          Dennis Atchley, Corporate Secretary

Tommy G. Thompson

By:  /s/ Tommy G. Thompson
      Tommy G. Thompson

Exhibit A
Exercise Notice

Date:

PURE Bioscience

1725 Gillespie Way
El Cajon, CA 90220

Fax # 619 596 8790

Dennis Brovarone, Attorney at Law
18 Mountain Laurel Drive
Littleton, CO 80127
Fax: 303 466 4826

Re:     Exercise of Stock Option

Ladies and Gentlemen:

         Pursuant to Paragraph 3 of the attached Stock Option Agreement dated September 26, 2006, I am hereby exercising my option to acquire ________ shares of common stock at $_______ per share. The exercise price is provided as indicated below:

A check (or confirmation of wire transfer) in the amount of $___________ US (# of shares to be acquired times exercise price) for the exercise price thereof is enclosed,

     Please deliver a certificate for the shares to:

          Tommy G. Thompson
          __________________
          __________________

     In the event this exercise is less than the total number of shares subject to the Option, please deliver a replacement Stock Option Agreement for the remaining number of shares to the above address.

                              Sincerely,

                               Tommy G. Thompson

Exhibit B

     IRREVOCABLE ASSIGNMENT OF STOCK OPTION

Pursuant to Paragraph 4 of the Stock Option Agreement dated September 26, 2006 with PURE Bioscience, the undersigned hereby irrevocably assigns said Option to acquire up to ___________ shares at $_________ per Share, to:                     , an immediate family member or an entity beneficially owned by the Consultant or his immediate family members and hereby irrevocably appoints Dennis Brovarone, legal counsel for PURE Bioscience as Attorney, to transfer the Option on the books of the corporation, with full power of substitution in the premises.

Dated _____________________

Tommy G. Thompson

Name and Address of Assignee:

________________________

________________________

________________________

________________________